Exhibit 99.1

May 25, 2007

BreitBurn Energy Partners L.P. Acquires Interests in

Two Significant California Oil Fields for $82 Million

Announces Recommended Additional Distribution Increases

and Conference Call to Discuss Acquisition

Los Angeles, CA. — BreitBurn Energy Partners L.P. (NASDAQ: BBEP) (BreitBurn) announced today that it has acquired the majority interest in an institutional partnership that owns two significant, high quality oil properties in the Los Angeles Basin in California for approximately $82 million. In addition, as part of the transaction, BreitBurn immediately broke unfavorable hedges associated with the properties at a cost of approximately $10 million.  New derivative contracts have been put into place with respect to the properties.

This institutional partnership is managed by BreitBurn Energy Company L.P., an affiliate of BreitBurn’s General Partner in which BreitBurn has no ownership interest.  The two properties held by the partnership are the East Coyote Field and the Sawtelle Field, both of which have been operated by BreitBurn Energy Company L.P. for more than seven years.

California Assets Acquired

BreitBurn is acquiring an interest in two oil fields which we currently estimate to have net total proved producing reserves of approximately 6.5 million barrels of oil equivalent.

Additional details of this acquisition include:

•      Immediately accretive to 2007 distributable cash flow per unit.

•      Expected current net production of approximately 900 boed (after royalties).

•      100% proved developed producing reserves.

•      Base production declines averaging less than 5% per year.

•      99% oil (averaging 23 degrees API).

•      50 producing wells at East Coyote and 10 producing wells at Sawtelle.

The above metrics take into account the effects of a 1.5% overriding royalty retained on the properties by the seller and the effects of a 35% reversionary interest held by the general partner (an affiliate of BreitBurn Energy Company L.P.) under the existing limited partnership agreement applicable to the properties which occurs at a defined payout, currently estimated to occur in 2015.

Distribution Increases

In connection with this acquisition, and the recently completed Calumet Florida acquisition, BreitBurn management expects to recommend its Board increase its annual distribution rate to $1.81 per unit over the next three quarters.

Based on closing this acquisition and the related equity placement, management expects to recommend the distribution rate for the third quarter of 2007 be increased by a total of $.02, to $.4425 cents per unit.  This recommended $.02 per unit increase would be in place of the $.01 per unit increase that management was prepared to recommend as a result of the Calumet Florida acquisition announced on May 17, 2007 and completed on May 24, 2007.  In addition, management expects to recommend to the Board an additional $.01 per unit increase effective for the fourth quarter of 2007.  If approved by BreitBurn’s Board, these increases would raise BreitBurn’s distributions per unit to $.4525 per quarter, or $1.81 per year.

The Board’s approval of each of these recommended increases is subject to a review of future operating results including production, commodity prices, operating costs, capital requirements, and other factors affecting BreitBurn’s business.

Equity Placement

In conjunction with the acquisition, BreitBurn completed a private placement with a group of institutional investors for $92 million of equity securities consisting of 2,967,744 common units at a per unit issue price of $31.00.  Proceeds from the private placement were used to fund the acquisition, including payment of transaction related expenses, and funding of approximately $10 million in costs for terminating hedges related to future production from the institutional partnership.

The private placement investor group was led by Kayne Anderson Capital Advisors, L.P..  Other investors included Lehman Brothers MLP Opportunity Fund L.P. and funds managed by Zimmer Lucas Capital, LLC.

Conference Call

The partnership will provide additional details on the acquisition, including updated guidance for 2007 and new hedges, via a conference call and web cast available to all interested parties scheduled for Tuesday May 29 at Noon Eastern Time. Management will speak to slides that will be available prior to the start of the call from the BreitBurn website at http://ir.breitburn.com.

Those wishing to participate in the conference call should call 1-888-202-2422 (international callers dial 1-913-981-5592) a few minutes prior to register. A replay of the call will be available through Tuesday, June 5, by dialing 1-888-203-1112 (international callers dial 1-719-457-0820) and entering replay PIN 4406854.

Those wishing to participate in the live or archived web cast via the Internet should go to the Investor Relations tab of the BreitBurn website at http://ir.breitburn.com.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is an independent oil and gas limited partnership, formed in 2006 by a subsidiary of Provident Energy Trust, focused on the acquisition, exploitation and development of oil and gas properties.  BreitBurn’s assets consist primarily of producing and non-producing crude oil reserves located in the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Permian Basin in West Texas, and the Sunniland Trend in Florida.  Visit BreitBurn online at www.BreitBurn.com

The common units have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of those securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of BreitBurn’s common units under the resale registration statement will be made only by prospectus.

Cautionary Statement Relevant to Forward – Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to BreitBurn’s operations that are based on management’s current expectations, estimates and projections about its operations.  Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimates,”  “recommends,” “will recommend” and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are crude oil and natural gas prices; the competitiveness of alternate energy sources or product substitutes; technological developments; potential disruption or interruption of BreitBurn’s net production due to accidents or severe weather; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and other filings with the Securities and Exchange Commission.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contact:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

Or

Pierre Hirsch of Kalt Rosen Group/Ruder Finn/West

(415) 692-3060

BBEP-IR

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